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                                  EXHIBIT 6.7
                     FORM OF GROUP VARIABLE ANNUITY CONTRACT
                         FOR 408 PLANS, FORM TA-VA-9894
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                              American United Life
                                INSURANCE COMPANY

GROUP POOLED EQUITY FUND B CONTRACT NO.

CONTRACTHOLDER

CONTRACT DATE

American United Life Insurance Company ("Company") agrees to make the payments provided by this contract.

This contract is issued in consideration of the application for this contract and of the payment to the Company of Contributions as provided in this contract. This contract provides for investment in Pooled Equity Fund B, and supplements Group Annuity Contract which provides for fixed-dollar benefits and which shall hereinafter be referred to as the "Companion Contract"

The provisions and tables on the following pages are part of this contract.

This contract is delivered in

Signed at the Home Office of the Company on the Contract Date.

                                        AMERICAN UNITED LIFE INSURANCE COMPANY

                                        By: /s/ Jack Reich
                                        ---------------------------------------
                                               President
                                        Attest
                                        By: /s/ Robert L. Bach
                                        ---------------------------------------
                                               Secretary

                             Group Pension Builder

                             Group Annuity Contract

                        Equity Fund - Variable Annuities
                                 Participating

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AS HEREIN PROVIDED AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

TP VA-9894

                                TABLE OF CONTENTS

ARTICLE I                  DEFINITIONS

     Section 1 ----------- Definitions

ARTICLE II                 PARTICIPANTS

     Section 1 ----------- Eligibility
     Section 2 ----------- Participant
     Section 3 ----------- Cessation of Participation

ARTICLE III                CONTRIBUTIONS TO THE COMPANY

     Section 1 ----------- Contributions
     Section 2 ----------- Application of Contributions
     Section 3 ----------- Credit of Accumulation Units
     Section 4 ----------- Suspension of Contributions

ARTICLE IV                 VALUATION

     Section 1 ----------- Gross Investment Rate and Net Investment Rate
     Section 2 ----------- Net Investment Factor
     Section 3 ----------- Accumulation Unit Value
     Section 4 ----------- Annuity Unit Value
     Section 5 ----------- Valuation of Assets

ARTICLE V                  BENEFITS

     Section 1 ----------- Variable Retirement Annuity
     Section 2 ----------- Optional Variable Annuity Settlements
     Section 3 ----------- Amount of Variable Retirement Annuity
     Section 4 ----------- Transfer Option
     Section 5 ----------- Termination Benefits
     Section 6 ----------- Withdrawal Benefits
     Section 7 ----------- Death Benefits
     Section 8 ----------- Disability Benefits

ARTICLE VI                 GENERAL PROVISIONS

     Section 1 ----------- Certificates
     Section 2 ----------- Beneficiary
     Section 3 ----------- Participating
     Section 4 ----------- Contract
     Section 5 ----------- Waiver and Modification
     Section 6 ----------- Amendments
     Section 7 ----------- Not Transferable
     Section 8 ----------- Misstatements

TC

(TABLE OF CONTENTS)

     Section 9 ---------- Information, Proofs and Determination of Facts
     Section 10 ---------- Frequency of Payments
     Section 11 ---------- Facility of Payment
     Section 12 ---------- Relation of this Contract to Pooled Equity Fund B
     Section 13 ---------- Voting

TABLES

TC(2)

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1--DEFINITIONS. Yearly Date is the Contract Date and each January 1 thereafter.

MONTHLY DATE is the Contract Date and the same day of each month thereafter.

CONTRACT YEAR is a period of one year beginning on a Yearly Date.

EMPLOYER is the Contractholder designated on the title page. Any similar or related organization which makes written election to come under this contract shall be an "Employer" if such election is approved by the Company.

PARTICIPANT is as set out in Article II.

MARRIED PARTICIPANT is a Participant, who, at his Annuity Commencement Date or date of death has been married throughout the one-year period ending on such Participant's Annuity Commencement Date or date of death.

ANNUITANT is a Participant who is receiving annuity benefits hereunder.

POOLED EQUITY FUND B is that segregated investment account entitled "American United Life Pooled Equity Fund B" which has been established by the Company for this and other variable annuity contracts sold by the Company which are fundable and computable as to payments or benefits on the basis of experience factors of such account, the assets of which are set aside by the Company from contributions received under such contracts.

VALUATION PERIOD is that period beginning immediately after a valuation of Pooled Equity Fund B and ending with the next valuation of Pooled Equity Fund B. Valuations shall occur as of the close of trading on the New York Stock Exchange on each day during which the Exchange is open for trading.

PARTICIPANT'S INDIVIDUAL ACCOUNT is the sum of the accumulation units credited to such Participant.

NORMAL RETIREMENT DATE is, for a Participant, the Monthly Date immediately following the date on which he attains age 65.

ANNUITY COMMENCEMENT DATE is, for a Participant, his Normal Retirement Date, except that,

(a) upon written request of the Participant, the Annuity Commencement Date shall become any Monthly Date specified in such request which is prior to his Normal Retirement Date and sub-

1--1
     sequent to (i) the date of such request, and (ii) the earlier of (a) his age 59% or (b) the date of his Total and Permanent Disability.

(b) upon written request of the Participant, Annuity Commencement Date shall become any Monthly Date specified in such request which is subsequent to his Normal Retirement Date, but not later than the Monthly Date preceding the date he attains age 70 1/2%.

TOTALLY AND PERMANENTLY DISABLED means that the Participant must be receiving disability benefits under the Federal Social Security Act, as amended.

VARIABLE RETIREMENT ANNUITY is a series of retirement payments under this contract in amounts which may vary from time to time because of the investment results of Pooled Equity Fund B.

COMPANION CONTRACT is the Group Annuity Contract issued by the Company to the Contractholder which provides for fixed dollar annuity payments which are guaranteed as to dollar amount throughout the payment period.

1--1(2)

                                   ARTICLE II

                                  PARTICIPANTS

SECTION 1--ELIGIBILITY. An employee of an Employer shall be eligible to become a Participant on the earliest Monthly Date on which he is employed by such Employer.

SECTION 2--PARTICIPANT. An eligible employee shall become a Participant when he has made written request to the Contractholder on a form furnished or approved by the Company and said request has been delivered to the Company.

SECTION 3--CESSATION OF PARTICIPATION. A Participant shall cease to be a Participant upon the earliest of the following dates:

(a) The date he no longer has accumulation units or annuity units under this contract.

(b)  The date of his death.

TA-VA; 2--1,2,3                                                          719

                                   ARTICLE III
                          CONTRIBUTIONS TO THE COMPANY

SECTION l--CONTRIBUTIONS. The Contractholder shall, upon the written request of a Participant, direct the Company to invest the Contributions for that Participant in Pooled Equity Fund B. The amount of such Contribution for each Participant may not be less than $240 annually.

SECTION 2--APPLICATION OF CONTRIBUTIONS. The Company shall deduct for its sales and administrative service (provided pursuant to the agreement therefor between the Company and Pooled Equity Fund B) (i) 6% of each Contribution made for such Participant until Contributions under this Contract plus any Contributions made for such Participant under any other Group Fund B contract with the Company total $5,000, and (ii) 4% of any Contributions made thereafter for such Participant. The Company will invest the balance of such Contributions in Pooled Equity Fund B.

SECTION 3--CREDIT OF ACCUMULATION UNITS. The number of accumulation units credited to a Participant's Individual Account as a result of investing such balance shall be determined by dividing such balance by the dollar value of an accumulation unit next computed following receipt of such Contribution by the Company at its Home Office. The number of accumulation units so determined shall not be changed by any subsequent change in the dollar value of accumulation units.

SECTION 4--SUSPENSION OF CONTRIBUTIONS. Suspension of Contributions may occur on any Monthly Date on which the amount of Contributions paid to the Company is less than the amount specified in Section l of this Article, if written notice has been given prior thereto by the Company to the Contractholder that Suspension of Contributions will occur.

On or after the effective date of Suspension of Contributions no further Contributions shall be payable under this contract. The Company shall not be liable for the payment of any benefits other than those provided by Contributions previously received.

3--1,2,3,4

                                   ARTICLE IV
                                   VALUATION

SECTION 1--GROSS INVESTMENT RATE AND NET INVESTMENT RATE. The Gross Investment rate of Pooled Equity Fund B for each Valuation Period is equal to (i) the investment income and capital gains and losses for such Valuation Period, whether realized or unrealized, on the assets of Pooled Equity Fund B less a deduction for any applicable taxes and less expenses of Pooled Equity Fund B which are not the contractual liability of the Company divided by (ii) the value of such assets of Pooled Equity Fund B at the beginning of such Valuation Period. Such Gross Investment Rate may be either positive or negative. The Net Investment Rate of Pooled Equity Fund B for any Valuation Period is equal to such Gross Investment Rate expressed in decimal form to seven places less a deduction of .0000328 for each Calendar day in the Valuation Period, which deduction reflects the fee payable to the Company for its mortality risk and expense guarantees and its investment management services (provided pursuant to the agreement therefor between the Company and Pooled Equity Fund B.)

SECTION 2--NET INVESTMENT FACTOR. The net investment factor for each Valuation Period is the sum of 1.0000000 plus the Net Investment Rate for that Valuation Period.

SECTION 3--ACCUMULATION UNIT VALUE. The value of an accumulation unit was established at $1.0000000 on April 3, 1969. The value of an accumulation unit at the end of any specific Valuation Period thereafter is determined by multiplying such value at the end of the previous Valuation Period by the Net Investment Factor for the specific Valuation Period.

SECTION 4--ANNUITY UNIT VALUE . The value of an annuity unit was established at $1.0000000 on April 3, 1969. The value of an annuity unit at the end of any specific Valuation Period thereafter is determined by multiplying the value of an annuity unit at the end of the previous Valuation Period by .9999058 for each calendar day in the specific Valuation Period and by the Net Investment Factor for the specific Valuation Period.

SECTION 5--VALUATION OF ASSETS. The value of the assets in Pooled Equity Fund B at the end of any Valuation Period shall be the aggregate of the following:

(a)  The face amount of cash; plus

(b) When market quotations are readily available with respect to securities, the total market value of such securities, valued at the closing prices on the last business day during the Valuation Period for securities traded on organized exchanges, and at the bid price preceding the valuation date for non-traded securities and securities not traded on an organized exchange; plus

(c) When market quotations are not readily available, or when restricted securities or other assets are being valued, the fair value as determined in good faith by the Pooled Equity Fund B Board of Managers of any other assets; minus



         TA_VA             4--1,2,3,4,5     719

(d) An amount for taxes on realized and unrealized capital gains and any other taxes based on income of, assets in, or the existence of, Pooled Equity Fund B which may be applicable; and minus

(e)  Liabilities of Pooled Equity Fund B other than contract liabilities.

The determination by the Company of the value of the assets and the accumulation units and annuity units shall be conclusive. Any change in the method of valuation must be approved by the Board of Managers of Pooled Equity Fund B.

TA-VA;4--5(2)

                                    ARTICLE V

                                    BENEFITS

SECTION 1--VARIABLE RETIREMENT ANNUITY. Prior to a Participant's Annuity Commencement Date, the Participant may file a written request with the Company at its Home Office on a form satisfactory to the Company to select one of the Optional Variable Annuity Settlements, and on the date such annuity is to commence, the Company shall apply all accumulation units then in the Participant's Individual Account to provide a Variable Retirement Annuity on the selected settlement. In the absence of written notice of election by the Participant given to the Company at least 30 days prior to the date Variable Retirement Annuity payments are to begin, the Variable Retirement Annuity will be the ten years Certain and Life Annuity; provided, however, for a Married Participant, the Variable Retirement Annuity will be the fifty percent (50%) Survivorship Annuity. The Company reserves the right to require proof satisfactory to it of the age of any Annuitant and any contingent annuitant prior to making the first payment under any option.

SECTION 2--OPTIONAL VARIABLE ANNUITY SETTLEMENTS.

OPTION 1--LIFE ANNUITY. An annuity payable monthly during the lifetime of the Annuitant and terminating with the last monthly payment preceding the death of the Annuitant.

OPTION 2--CERTAIN AND LIFE ANNUITY. An annuity payable monthly during the lifetime of the Annuitant with the guarantee that if, at the death of the Annuitant, payments have been made for less than a stated certain period, which may be five, ten, fifteen or twenty years, as elected, annuity payments will be continued during the remainder of said period to the beneficiary designated by the Annuitant.

OPTION 3---SURVIVORSHIP ANNUITY. An annuity payable monthly during the lifetime of the Annuitant, and after the death of the Annuitant, 50%, 66 2/3% or 100% (as specified in the election) of such annuity will be paid to the contingent annuitant named in the election if and so long as such contingent annuitant lives. An election of this option shall be automatically cancelled if either the contingent annuitant or Participant dies prior to his Annuity Commencement Date.

OPTION 4--UNIT REFUND LIFE ANNUITY. An annuity payable monthly during the lifetime of the Annuitant and terminating with the last monthly payment preceding the death of the Annuitant, provided that, at the death of the
Annuitant, the beneficiary designated by the Annuitant will receive an additional payment of the then dollar value of the number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under this option divided by the annuity unit value at the Annuity Commencement Date and (b) is the number of annuity units represented by each monthly payment multiplied by the number of monthly payments made.

5--1,2,

Any other option that is mutually agreed upon between the Participant and the Company will be made available.

Provided, however, in no event shall any option selected provide a Retirement Annuity to the Participant or to the Participant and his Spouse which will extend for a period beyond the life expectancy of such Participant or such Participant and his Spouse as determined on the date the Participant retires.

The first payment under any option will be determined in accordance with Section 3 of this Article.

SECTION 3--AMOUNT OF VARIABLE RETIREMENT ANNUITY. The Tables contained herein show the dollar amount of the first monthly payment which can be purchased with $1,000 of value in the Participant's Individual Account, after deduction of any applicable premium taxes The value of the Participant's Individual Account will be computed at the valuation next following the eighteenth day of the month prior to the Participant's Annuity Commencement Date.

The amount of the first monthly payment shall be divided by the Annuity Unit Value at the valuation next following the eighteenth day of the month prior to the Participant's Annuity Commencement Date to determine the number of annuity units on which subsequent payments are based. The amount of each monthly Variable Retirement Annuity payment after the first monthly payment will be equal to such number of annuity units multiplied by the Annuity Unit Value at the valuation next following the eighteenth day of the month prior to the month in which the payment is due.

SECTION 4--TRANSFER OPTION. A Participant may, prior to his Annuity Commencement Date, by filing written request with the Company at its Home Office on a form satisfactory to the Company, elect to transfer a portion or all of his Participant's Individual Account to the Companion Contract. The Company will transfer the value of such portion of the Participant's Individual Account to the Participant's Accumulated Deposits under the Companion Contract, at the end of the Valuation Period in which such request is received or at the end of any later Valuation Period selected by the Participant.

SECTION 5--TERMINATION BENEFITS. If a Participant terminates employment prior to his Annuity Commencement Date, he may elect to:

(a) Have his Participant's Individual Account applied to provide Variable Retirement Annuity payments under one of the Optional Variable Annuity Settlements, such payments to begin on the first Monthly Date at least 30 days after the election of the Participant is received by the Company;

(b) Leave his Participant's Individual Account under this contract to provide Variable Retirement Annuity payments on his Annuity Commencement Date, in which case the number of accumulation units in his Individual Account will remain fixed, except as provided in Section 3 of Article VI;

TA-VA;            5--3,4,5          719

(c) Withdraw his Participant's Individual Account, as provided in Section 6 of this Article V.

SECTION 6--WITHDRAWAL BENEFITS. A Participant may elect prior to his Annuity Commencement Date to withdraw a portion or all of his Participant's Individual Account upon proper written request to the Company. If the amount of any withdrawal by a Participant would reduce his Participant's Individual Account below $500, his entire Participant's Individual Account must be withdraw. Upon receipt of such request the Company will pay in cash the amount of the withdrawn Participant's Individual Account, determined as of the end of the Valuation Period in which such request is received, and such payment, by the amount withdrawn, shall be in lieu of all other benefits under this contract as to such Participant, his beneficiary and his contingent annuitant.

If a Participant withdraws his entire Participant's Individual Account, the Company shall have the right to refuse subsequent Contributions on behalf of such Participant unless Accumulated Deposits are then being held for such Participant under the Companion Contract.

SECTION 7--DEATH BENEFITS. If the death of a Participant occurs prior to his Annuity Commencement Date, the Company, on receipt of due proof of his death, will pay to his beneficiary a Death Benefit equal to the value of such Participant's Individual Account determined at the end of the Valuation Period in which written proof of death is received by the Company. Such Death Benefit will be paid:

(a)  in a single sum, or

(b) if elected by the Participant and approved by the Company prior to his Death, to his beneficiary under one of the Optional Variable Annuity Settlements set forth in Section 2, of this Article. If no such election has been made and approved, the beneficiary may, for his benefit only, elect one of such Settlements.

SECTION 8--DISABILITY BENEFITS. If a Participant becomes Totally and Permanently Disabled he may elect to:

(a)  Continue his Contributions;

(b) Receive his Participant's Individual Account in cash in lieu of all other benefits under this contract, or

(c) Have his Participant's Individual Account applied to provide Variable Retirement Annuity payments under one of the Optional Variable Annuity Settlements.

5--6,7,8

                                   ARTICLE VI

                                     GENERAL
                                   PROVISIONS

SECTION 1--CERTIFICATES. The Company shall issue to the Contractholder for delivery to each Participant an individual certificate. Such certificate shall not constitute a part of this contract.

SECTION 2--BENEFICIARY. The beneficiary is as designated on the Company's records in accordance with the Participant's written request. Any Participant may change his beneficiary by filing written notice in form satisfactory to the Company. When the change is recorded by the Company, the change will take effect as of the date the notice was signed, except that it will not apply to any action taken by the Company before the notice was received at the Home Office.

If at the death of the Participant there is no living beneficiary, any payments due will be paid to the estate of the Participant except that the Company, in such case may make such payment to any one or more of the surviving relatives of such Participant in accordance with the laws of the State of domicile of the Participant, and such payment will completely discharge the Company with respect to the amount paid. If any beneficiary dies while receiving payments and no beneficiary is designated to receive any remaining payments, such remaining payments will be paid to the estate of such beneficiary except that the Company, in such case may make such payments to any one or more of the surviving relatives of such beneficiary in accordance with the laws of the State of domicile of the beneficiary, and such payments will completely discharge the Company with respect to the amount paid.

SECTION 3--PARTICIPATING. The proportion of the divisible surplus, if any, as determined by the Company, which accrues on this contract will be determined annually by the Company and will be credited to this contract. Any credit will be in the form of an adjustment in the next succeeding year to the deduction from Contributions, as provided in Article III, Section 2, or in the form of additional accumulation units credited to the Participant's Individual Account or in the form of additional annuity units, as applicable. Any additional units credited will be considered Contributions in the year credited for the purpose of determining the guarantees applicable.

TA-VA;; 6--1,2,3                                                           719

SECTION 4--CONTRACT. This contract and the application of the Contractholder, a copy of which is attached hereto and made a part hereof, constitute the entire contract between the parties.

SECTION 5--WAIVER AND MODIFICATION. Only the President, a Vice President or the Secretary of the Company has power on behalf of the Company to make or to modify this contract. No waiver nor modification of this contract shall be binding on the Company unless it is in writing signed by one of such officers.

SECTION 6--AMENDMENTS. This contract may be changed at any time as to any of its provisions by written agreement between the Contractholder and the Company but no such change shall, without the written consent of the affected Participants, adversely affect the benefits provided by Contributions made before the effective date of the change; except that any change of any kind whatsoever in this contract necessary to conform this contract to, or give the Contractholder or Participant the benefit of, any federal or state statute or any rule or regulation of the United States Treasury Department may be made effective, with the consent of the Company, as of the Contract Date or any subsequent date without the consent of any Participant or any other person affected thereby. All benefits under this contract shall be nonforfeitable with respect to a Participant, beneficiary or contingent annuitant.

The Company shall have the right at the fifth Yearly Date and each subsequent Monthly Date to change this contract in any respect and without the consent of any Participant or beneficiary provided that (i) any such change will not affect in any way the benefits provided by Contributions made before the effective date of the change, and (ii) any such change shall not affect Section 2 of Article
III, Sections 1, 2, 3 and 4 of Article IV and Section 3 of Article V as they apply to accumulation unit purchases made by Contributions made on behalf of any Participant who is a Participant on the day immediately preceding the effective date of such change to the extent that such Contributions in any Contract Year are not in excess of the greater of (i) twice the average of the Contributions made for such Participant in the five Contract Years (or lesser period if the Participant has not completed five Contract Years) immediately preceding the effective date of such change, and (ii) $5,000 for such Participant. The Company shall give the Contractholder thirty (30) days prior written notice of any such change.

The portions of Contributions made on behalf of any Participant in any Contract Year which are in excess of the greater of (i) twice the average of the Contributions made for such Participant in the five Contract Years (or lesser period if the Participant has not completed five Contract Years) immediately preceding the effective date of such change, and (ii) $5,000 shall be subject to the provisions of Section 2 of Article III, Sections 1, 2, 3 and 4 of Article IV and Section 3 of Article V which are in effect at the time such Contributions are first received by the Company and such provisions shall apply without change to such Contributions so long as they are continuously contributed.

6--4,5,6

SECTION 7--NOT TRANSFERABLE. No benefit or privilege under this contract may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than this Company.

SECTION 8--MISSTATEMENTS. If the age or sex of any payee has been misstated, the correct amount paid or payable by the Company shall be such as the Contributions would have provided for the correct age or sex. For Variable Retirement Annuity payments following such a correction, the number of annuity units will be corrected and the dollar amount of payments will be adjusted for any overpayments or underpayments made.

SECTION 9--INFORMATION, PROOFS AND DETERMINATION OF FACTS. Each Employer shall furnish to the Company records, data, proofs and all other information which the Company may reasonably require to administer this contract. If such Employer cannot furnish any required item of information, the Company may request such information from the person concerned. The Company shall not be liable for the fulfillment of any obligations in any way dependent on such information until such information is received.

SECTION 10--FREQUENCY OF PAYMENTS. Variable Retirement Annuity payments under this contract will be paid monthly, except that, if at any time such monthly payments are less than $20 each, the Company shall have the right to make payments at less frequent intervals, or the Company may make such other settlement as may be equitable to the payee.

SECTION 11--FACILITY OF PAYMENT. If any Participant, beneficiary, or contingent annuitant is, in the opinion of the Company, legally incapable of giving a valid receipt for any payment due him and no guardian has been appointed, the Company may, at its option, make such payment to the person or persons as have, in the Company's opinion assumed the care and principal support of such Participant, beneficiary, or contingent annuitant, except that any payment due a minor will be paid at a rate not exceeding $100 per month. Any such payment made by the Company will fully discharge the Company to the extent of such payment.

SECTION 12--RELATION OF THIS CONTRACT TO POOLED EQUITY FUND B. The Company shall have absolute ownership of the assets in Pooled Equity Fund B.

SECTION 13--VOTING. The Participants shall not be entitled to vote at meetings of the policyholders of the Company but shall be entitled to vote at meetings of the Participants of Pooled Equity Fund B in accordance with the Rules and Regulations of Pooled Equity Fund B.

TA-VA;; 6--7,8,9,10,11,12,13                                               719

                         TABLE OF BENEFIT OPTION VALUES

Amounts shown in Table I are based upon the 1951 Group Annuity Table, projected to 1967 by Scale C, with interest at the rate of 3 1/2% per annum. Amounts shown in Table I are for exact adjusted ages and must be interpolated between ages for each full month of adjusted age in excess of the exact age. For convenience in interpolation Table II gives the addition to Table I for each month of adjusted age in excess of that exact age.

The adjusted age is determined by the following process:

MALES

1. Determine the Participant's age in years and full months on the date retirement payments are to commence, and

2. Deduct one month for each year his calendar year of birth exceeds l900AD, or add one month for each year his calendar year of birth precedes l900AD.

FEMALES

1. Determine the Participant's age in years and full months on the date retirement payments are to commence, and

2.   Deduct five years from such age, and

3. Deduct one month for each year her calendar year of birth exceeds l900AD, or add one month for each year her calendar year of birth precedes 1900AD.

All monthly payments will be rounded to the nearest cent with exact one-half cents rounded up.

Example: A male participant born on June 15, 1903 decides to retire and receive his first annuity check on January 1, 1968. His exact age on January 1, 1968 is 64 years, 6 months and 16 days. His calendar year of birth exceeds 1900AD by 3 years and therefore his adjusted age is 64 years and 3 months. His annuity payable for life with 120 payments guaranteed is $6.6296 plus 3 times 0.0142 or $6.6722 per $1,000 of proceeds applied on January 1, 1968.

A female participant born on the same date and retiring on the same date would have an adjusted age of 59 years and 3 months and her annuity on the same option would be $5.8700 plus 3 times 0.0117 or $5.9051 per $1,000 of proceeds applied on January 1, 1968.
                                                                            149


                                     TABLE I

Dollar Amount of the First Monthly Payment Which is Purchased with Each $1,000 of Proceeds Applied for Each Full Year of Adjusted Exact Age.


Adjusted           Options 1, 2 and 4 - Single Life Annuities
Exact Age  --------------------------------------------------------
in Full                                     Period Certain
           --------------------------------------------------------        Unit
Years      None        Years       10 Years     15 Years   20 Years      Refund
--------------------------------------------------------------------------------

45      $4.5100      $4,5004       $4.4696      $4.4196    $4.3400      $4.3396
46       4.5904       4.5796        4.5404       4.4796     4.3904       4.3804
47       4.6696       4.6600        4.6196       4.5504     4.4504       4.4404
48       4.7596       4.7500        4.7000       4.6200     4.5104       4.5100
49       4.8496       4.8400        4.7804       4.6896     4.5704       4.5796

50       4.9504       4.9300        4.8704       4.7700     4.6304       4.6504
51       5.0500       5.0296        4.9604       4.8504     4.6904       4.7296
52       5.1604       5.1304        5.0600       4.9296     4.7600       4.8004
53       5.2696       5.2396        5.1596       5,0196     4.8200       4.8904
54       5.3896       5.3596        5.2604       5.1000     4.8800       4.9804

55       5.5204       5.4796        5.3696       5.1900     4.9496       5.0704
56       5.6596       5.6104        5.4896       5.2800     5.0096       5.1604
57       5.8000       5.7496        5.6096       5.3796     5.0804       5.2696
58       5.9500       5.8996        5.7404       5.4804     5.1404       5.3704
59       6.1204       6.0604        5.8700       5.5800     5.2004       5.4904

60       6.2896       6.2200        6.0104       5.6796     5.2604       5.6104
61       6.4804       6.4000        6.1604       5.7804     5.3204       5.7304
62       6.6904       6.5896        6.3104       5.8800     5.3696       5.8600
63       6.9100       6.7900        6.4700       5.9796     5.4200       6.0004
64       7.1404       7.0096        6.6296       6.0804     5.4704       6.1504

65       7.3900       7.2400        6.8000       6.1800     5.5100       6.3100
66       7.6600       7.4800        6.9800       6.2796     5.5496       6.4696
67       7.9504       7.7404        7.1600       6.3696     5.5904       6.6400
68       8.2600       8.0104        7.3400       6.4596     5.6204       6.8296
69       8.5996       8.2996        7.5200       6.5400     5.6396       7.0204

70       8.9596       8.6104        7.7096       6.6204     5.6696       7.2196
71       9.3496       8.9296        7.8896       6.6900     5.6804       7.4404
72       9.7804       9.2800        8.0696       6.7596     5.6996       7.6696
73       10.2400      9.6400        8.2496       6.8100     5.7104       7.9000
74       10.7296     10.0096        8.4200       6.8604     5.7200       8.1496

75       11.2696     10.4104        8.5796       6.9096     5.7296       8.4196

                  OPTION 3 - Survivorship Annuity Sample Values

Adjusted
Exact Age
of the              Adjusted Exact Age of the Contingent Annuitant in Full
Years                  50       55       60       65      70
Annuitant              --       --       --       --      --
in Full Years       With 100% Payable to Surviving Contingent Annuitant

     50              4.3032   4.4616   4.5936   4.7088  4.7940
     55              4.4616   4.6836   4.8876   5.0784  5.2272
     60              4.5936   4.8876   5.1864   5.4828  5.7360
     65              4.7088   5.0784   5.4828   5.9160  6.3288
     70              4.7940   5.2272   5.7360   6.3288  6.9552

                     With 66 2/3% Payable to Surviving Contingent Annuitant

     50              4.4988   4.6128   4.7064   4.7868  4.8456
     55              4.7664   4.9332   5.0820   5.2176  5.3208
     60              5.0484   5.2812   5.5092   5.7288  5.9112
     65              5.3568   5.6700   6.0000   6.3372  6.6480
     70              5.6736   6.0696   6.5184   7.0152  7.5156

                     With 50% Payable to Surviving Contingent Annuitant

     50              4.6044   4.6932   4.7664   4.8264  4.8720
     55              4.9356   5.0688   5.1852   5.2908  5.3700
     60              5.3124   5.5020   5.6868   5.8608  6.0036
     65              5.7540   6.0216   6.2964   6.5736  6.8196
     70              6.2472   6.6036   6.9960   7.4184  7.8336

Values for ages not shown in these Tables will be furnished any Participant upon request and will be calculated on the same basis as those shown in these Tables.

                   TABLE II - Interpolation Factor for Table I

          Dollar Amount to be added to Table I for each Full Month of Adjusted Age in Excess of the Adjusted Exact Age in Full Years.

Table I
Adjusted            Options 1. 2 and 4 - Single Life Annuities
Exact Age -------------------------------------------------------------------
In Full                   Period Certain
         ----------------------------------------------------------   Unit
Years     None       5 Years       10 Years     15 Year    20 Years   Refund
------  -----------------------------------------------------------   -------

55      $0.0116      $0.0109       $0.0100      $0.0075    $0.0050  $0.0075
56       0.0117       0.0116        0.0100       0.0083     0.0059   0.0091
57       0.0125       0.0125        0.0109       0.0084     0.0050   0.0084
58       0.0142       0.0134        0.0108       0.0083     0.0050   0.0100
59       0.0141       0.0133        0.0117       0.0083     0.0050   0.0100

60       0.0159       0.0150        0.0125       0.0084     0.0050   0.0100
61       0.0175       0.0158        0.0125       0.0083     0.0041   0.0108
62       0.0183       0.0167        0.0133       0.0083     0.0042   0.0177
63       0.0192       0.0183        0.0133       0.0084     0.0042   0.0125
64       0,0208       0.0192        0.0142       0.0083     0.0033   0.0133

65       0.0225       0.0200        0.0150       0.0083     0.0033   0.0133
66       0.0242       0.0217        0.0150       0.0075     0.0034   0.0142
67       0.0258       0.0225        0.0150       0.0075     0.0025   0.0158
68       0.0283       0.0241        0.0150       0.0067     0.0016   0.0159
69       0.0300       0.0259        0.0158       0.0067     0.0025   0.0166

70       0.0325       0.0266        0.0150       0.0058     0.0009   0.0184
71       0.0359       0.0292        0.0150       0.0058     0.0016   0.0191
72       0.0383       0.0300        0.0150       0.0042     0.0009   0.0192
73       0.0408       0.0308        0.0142       0.0042     0.0008   0.0208
74       0.0450       0.0334        0.0133       0.0041     0.0008   0.0225

                                                                          149